UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2025, Venture Global CP2 LNG, LLC (“CP2”), an indirect, wholly-owned subsidiary of Venture Global, Inc. (the “Company”), entered into new secured credit facilities in an aggregate amount of $12.1 billion, consisting of a $11.25 billion senior secured first lien construction term loan facility (the “Construction/Term Facility”) and a $850.0 million senior secured first lien working capital revolving loan and letter of credit facility (the “Working Capital Facility”, and together with the Construction/Term Facility, the “Project Facilities”), to fund a portion of project costs for Phase 1 of the CP2 natural gas liquefaction and export facility to be located alongside the Calcasieu Ship Channel in Cameron Parish, Louisiana and the related CP Express pipeline (collectively, the “CP2 Project”). The proceeds from the Construction/Term Facility can be drawn up until the earliest of (i) Phase 1 date certain (January 23, 2030) or (ii) the Phase 1 project completion date, subject to termination of commitments, and the proceeds therefrom will be deposited into the corresponding account to fund a portion of the costs of developing and constructing Phase 1 of the CP2 Project. Proceeds from the Working Capital Facility may be applied to satisfy obligations under existing project documents, fund reserve requirements, pay transaction fees and expenses in connection with the Project Facilities, working capital purposes and other general corporate purposes up to a certain amount. Borrowings under the Project Facilities bear interest at either the secured overnight financing rate (“SOFR”) or base rate, plus an applicable margin. The applicable margin rate for SOFR-based loans ranges from 2.25% to 2.75%. The applicable margin rate for base rate loans ranges from 1.25% to 1.75%. Interest on term SOFR loans is due and payable at the end of each interest period (but at least every three months) and interest on base rate loans is due and payable at the end of each calendar quarter. The obligations of CP2 under the Project Facilities are guaranteed by Venture Global CP Express, LLC and CP2 Procurement, LLC (jointly, the “Guarantors”), each an affiliate of CP2. The Project Facilities contain certain customary affirmative and negative covenants that among other things, limit the Company's and the Guarantors' ability to incur additional indebtedness, create liens, dispose of assets, or pay dividends, distributions or other restricted payments.

On July 28, 2025, CP2 LNG Holdings, LLC (“Holdings”), an indirect, wholly-owned subsidiary of the Company, entered into new secured credit facilities in an aggregate amount of $3.0 billion, consisting of a $2.809 billion secured equity bridge credit facility (the “Equity Bridge Facility”) and a $191 million three-year secured interest reserve credit facility (the “Interest Reserve Facility”, and together with the Equity Bridge Facility, the “EBL Facilities”, and together with the Project Facilities, the “Facilities”), to fund equity contributions to CP2, interest, fees and other expenses in relation to the CP2 Project. The Equity Bridge Facility was fully drawn on the closing date of the Equity Bridge Facility and proceeds therefrom will be used to indirectly make equity contributions to CP2 to be deposited in the corresponding construction account. Such proceeds will be utilized to prepay, in full, the existing bridge credit facilities entered into by CP2 on May 1, 2025, and to fund a portion of the costs of developing and constructing Phase 1 of the CP2 Project. Proceeds from the Interest Reserve Facility will be deposited in the Holdings interest reserve account and may be applied only to pay interest, fees and other expenses in connection with the EBL Facilities. Borrowings under the EBL Facilities bear interest at either SOFR or base rate, plus an applicable margin. The applicable margin rate for SOFR-based loans is 3.50%. The applicable margin rate for base rate loans is 2.50%. Interest on term SOFR loans is due and payable at the end of each interest period (but at least every three months) and interest on base rate loans is due and payable at the end of each calendar quarter. The EBL Facilities contain certain customary affirmative and negative covenants that among other things, limit the Holdings' ability to incur additional indebtedness, create liens, dispose of assets, or pay dividends, distributions or other restricted payments.

The loans under the Project Facilities must be repaid in full no later than July 28, 2032. The loans made under the EBL Facilities must be repaid in full no later than July 28, 2028. The outstanding principal of the Facilities may be repaid, in whole or in part, at any time without premium or penalty (subject to breakage fees).

The Project Facilities will be secured by a first-priority lien on substantially all of the assets of, as well as the equity interests in, CP2 and each of the Guarantors. The EBL Facilities will be secured by a lien on substantially all of the assets of, as well as the equity interests in, Holdings.

A copy of the credit agreements governing the Facilities will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025.

Further, in connection with the EBL Facilities, Venture Global LNG, Inc. (“VGLNG”) has entered into a contingent equity contribution agreement, which requires VGLNG to make equity contributions to Holdings based on certain percentages of the cash proceeds received from the sale of LNG commissioning cargos from the Plaquemines project, subject to certain limitations, to be deposited in a reserve account and which Holdings is required to use to prepay any outstanding principal amounts under the EBL Facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On July 28, 2025, the Company issued a press release announcing that CP2 had closed the Facilities. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: July 28, 2025

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer